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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                           ProBusiness Services, Inc.
             (Exact name of registrant as specified in its charter)



                Delaware                                94-2976066
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



         5934 Gibraltar Drive,                              Pleasanton, CA 94588
(Address of principal executive offices)                          (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE



Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, Par Value $.001
                                (Title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  Incorporated by reference to "Description of Capital Stock" contained in the Preliminary Prospectus dated March 12, 1997,included as part of the Registrant's Registration Statement on Form S-1 (File No. 333------).

ITEM 2.           EXHIBITS

                  The following exhibits are filed as part of this registration statement:


       *  1.           Specimen Common Stock Certificate of Registrant.

          2.1(1)       Amended and Restated Certificate of Incorporation.

          2.2(1) Form of Amended and Restated Certificate of Incorporation, to be effective upon the completion of the offering.

          2.3(1)       Bylaws.

          2.4(1) Amended and Restated Registration Rights Agreement, dated March 12, 1997, between Registrant, General Atlantic Partners 39, L.P., GAP Coinvestment Partners, L.P. and certain stockholders of Registrant.

          2.5(1) Warrant to Purchase Stock, dated January 13, 1995, between Registrant and Silicon Valley Bank and related Antidilution and Registration Rights Agreements.

          2.6(a)(1)    Warrant to Purchase Stock, dated April 30, 1996, between
                       Registrant and Coast Business Credit and related
                       Antidilution and Registration Rights Agreement.

          2.6(b)(1)    Warrant to Purchase Stock, dated October 25, 1996,
                       between Registrant and Coast Business Credit and related
                       Antidilution and Registration Rights Agreement.

          2.7(1) Warrant to Purchase Series E Preferred Stock, dated July 31, 1996, between Registrant and LINC Capital Management.

          2.8(a)(1)    Warrant Purchase Agreement, dated November 14, 1996,
                       between Registrant and certain purchasers.

          2.8(b)(1)    Warrant to Purchase Series E Preferred Stock, dated
                       November 14, 1996, between Registrant and T.J. Bristow and Elizabeth S. Bristow.

          2.8(c)(1)    Warrant to Purchase Series E Preferred Stock, dated
                       November 14, 1996, between Registrant and SDK
                       Incorporated.

          2.8(d)(1)    Warrant to Purchase Series E Preferred Stock, dated
                       November 14, 1996, between Registrant and Laurence
                       Shushan and Magdalena Shushan.

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          2.9(a)(1)    Warrant to Purchase Common Stock, dated January 7, 1997,
                       between Registrant and Louis R. Baransky.

          2.9(b)(1)    Warrant to Purchase Common Stock, dated January 7, 1997,
                       between Registrant and Ben W. Reppond.

---------------------------
*     To be filed by amendment.

(1) Incorporated by reference to the exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-_____) filed on March 12, 1997.

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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 12, 1997

                                             ProBusiness Services, Inc.



                                             By:   Thomas H. Sinton
                                                   -----------------------------
                                                   Thomas H. Sinton
                                                   President and Chief
                                                   Executive Officer

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                                Index to Exhibits


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
1.           Specimen Common Stock Certificate of Registrant.........................       To be filed by amendment

2.1          Amended and Restated Certificate of Incorporation.......................       Incorporated by Reference

2.2          Form of Amended and Restated Certificate of
             Incorporation, to be effective upon the completion of the
             offering................................................................       Incorporated by Reference

2.3          Bylaws..................................................................       Incorporated by Reference

2.4          Amended and Restated Registration Rights Agreement dated March 12, 1997 between Registrant, General Atlantic Partners 39, L.P., GAP Coinvestment
             Partners, L.P. and certain stockholders of Registrant...................       Incorporated by Reference

2.5          Warrant to Purchase Stock, dated January 13, 1995,
             between Registrant and Silicon Valley Bank and related
             Antidilution and Registration Rights Agreements.........................       Incorporated by Reference

2.6(a)       Warrant to Purchase Stock, dated April 30, 1996, between
             Registrant and Coast Business Credit and related
             Antidilution and Registration Rights Agreement..........................       Incorporated by Reference

2.6(b)       Warrant to Purchase Stock, dated October 25, 1996,
             between Registrant and Coast Business Credit and related
             Antidilution and Registration Rights Agreement..........................       Incorporated by Reference

2.7          Warrant to Purchase Series E Preferred Stock, dated
             July 31, 1996, between Registrant and LINC Capital
             Management..............................................................       Incorporated by Reference

2.8(a)       Warrant Purchase Agreement, dated November 14, 1996,
             between Registrant and certain purchasers...............................       Incorporated by Reference

2.8(b)       Warrant to Purchase Series E Preferred Stock, dated
             November 14, 1996, between Registrant and T.J. Bristow
             and Elizabeth S. Bristow................................................       Incorporated by Reference

2.8(c)       Warrant to Purchase Series E Preferred Stock, dated
             November 14, 1996, between Registrant and SDK
             Incorporated............................................................       Incorporated by Reference

2.8(d)       Warrant to Purchase Series E Preferred Stock, dated
             November 14, 1996, between Registrant and Laurence
             Shushan and Magdalena Shushan...........................................       Incorporated by Reference

2.9(a)       Warrant to Purchase Common Stock, dated January 7, 1997, between
             Registrant and Louis R. Baransky........................................       Incorporated by Reference

2.9(b)       Warrant to Purchase Common Stock, dated January 7, 1997, between
             Registrant and Ben W. Reppond...........................................       Incorporated by Reference

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
2.9(a)       Warrant to Purchase Common Stock, dated January 7,
             1997, between Registrant and Louis R. Baransky..........................       Incorporated by Reference

2.9(b)       Warrant to Purchase Common Stock, dated January 7,
             1997, between Registrant and Ben W. Reppond.............................       Incorporated by Reference
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